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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              SEPTEMBER 21, 1998

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                             EXCO RESOURCES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      STATE OF TEXAS                0-9204                   74-1492779
(STATE OF INCORPORATION)    (COMMISSION FILE NO.)           (IRS EMPLOYER
                                                         IDENTIFICATION NO.)


                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

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ITEM 5.   OTHER EVENTS

     On September 21, 1998, EXCO Resources, Inc., a Texas corporation ("EXCO") entered into an amendment to EXCO's Credit Agreement, dated February 11, 1998 (as amended, the "Credit Agreement") with NationsBank N.A. (successor by merger to NationsBank of Texas, N.A.), as agent and lender (the "Credit Facility Amendment"). The Credit Facility Amendment increases available borrowings from $50 million to $150 million, subject to borrowing base limitations.

     The Credit Facility Amendment consists of a regular revolver which at September 21, 1998 had a borrowing base of $5.5 million. As of September 21, 1998, approximately $1,000 of outstanding indebtedness exists under the Credit Agreement. A portion of the borrowing base is available for the issuance of letters of credit. All borrowings under the Credit Facility Amendment are secured by a first lien deed of trust providing a security interest in tangible and intangible assets representing at least 90% of the estimated present value of EXCO's oil and natural gas properties.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business required.
          -----------------------------------------

          None.

     (b)  Pro forma financial information.
          -------------------------------

          None.

     (c)  Exhibits
          --------

          10.1 First Amendment to Credit Agreement among EXCO Resources, Inc., as borrower, NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), as agent, and financial institutions listed on Schedule I, dated September 21, 1998.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             EXCO RESOURCES, INC.


                             By: /s/ J. DOUGLAS RAMSEY
                                -------------------------------------------
                                Name:  J. Douglas Ramsey
                                Title: Chief Financial Officer and
                                       Vice President


Dated: September 28, 1998

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                                 EXHIBIT INDEX


Exhibit No.         Description of Exhibit
----------          ----------------------

  10.1 First Amendment to Credit Agreement among EXCO Resources, Inc., as borrower, NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), as agent, and financial institutions listed on Schedule I, dated September 21, 1998.

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